UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015 (May 5, 2015)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 5, 2015, Avago Technologies Limited (“Avago”) on behalf of itself, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (“Parent”) and Emerald Merger Sub, Inc. (the “Purchaser”), issued a press release announcing the expiration and results of the previously announced tender offer (the “Offer”) by the Purchaser to purchase all of the outstanding shares of common stock of Emulex Corporation (“Emulex”), the acceptance by the Purchaser of such shares tendered in the Offer (the “Shares”), and, following such acceptance, the expected completion of the merger of the Purchaser with and into Emulex, with Emulex as the surviving corporation (the “Merger”). Such press release was filed as Exhibit (a)(5)(iv) to Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by Avago, Parent and the Purchaser on May 5, 2015 and is incorporated herein by reference.

On May 5, 2015, following the acceptance of, and payment for, the tendered Shares, the Merger was completed and Emulex became a wholly-owned subsidiary of Parent. The aggregate cash consideration for the Offer and the Merger was approximately $582,771,890 million, which was funded by cash available on Avago’s balance sheet.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Avago Technologies Limited, on behalf of itself, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Emerald Merger Sub, Inc., dated May 5, 2015 (incorporated by reference to Exhibit (a)(5)(iv) to Amendment No. 2 to the Tender Offer Statement on Schedule TO, filed by Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Emerald Merger Sub, Inc. on May 5, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 5, 2015

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Avago Technologies Limited, on behalf of itself, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Emerald Merger Sub, Inc., dated May 5, 2015 (incorporated by reference to Exhibit (a)(5)(iv) to Amendment No. 2 to the Tender Offer Statement on Schedule TO, filed by Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Emerald Merger Sub, Inc. on May 5, 2015).

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